Exhibit 21

                              Subsidiaries of the Registrant

ADVANCE PETROLEUM, INC., a Florida corporation(1)

ADVANCE AVIATION SERVICES, INC., a Florida corporation(3)

AIR TERMINALING, INC., a Florida corporation(3)

INTERNATIONAL PETROLEUM CORPORATION, a Florida corporation(2)

INTERNATIONAL PETROLEUM CORPORATION OF LA, a Louisiana corporation(2)

INTERNATIONAL PETROLEUM CORPORATION OF LAFAYETTE, a Louisiana corporation

INTERNATIONAL PETROLEUM CORP. OF MARYLAND, a Maryland corporation(2)

INTERNATIONAL PETROLEUM CORP. OF GEORGIA, a Georgia corporation(2)

INTERNATIONAL PETROLEUM CORP. OF DELAWARE, a Delaware corporation(2)

INTERNATIONAL PETROLEUM CORP. OF PENNSYLVANIA, a Pennsylvania corporation(3)

INTERNATIONAL ENVIRONMENTAL SERVICES, INC., a Florida corporation

RESOURCE RECOVERY OF AMERICA, INC., a Florida corporation(5)

RESOURCE RECOVERY MID SOUTH, INC., a Virginia corporation(3)(4)(5)

RESOURCE RECOVERY ATLANTIC, INC., a Delaware corporation(3)(4)(5)

WORLD FUEL SERVICES, INC., a Texas corporation

WORLD FUEL SERVICES LTD., a United Kingdom corporation

WORLD FUEL SERVICES (SINGAPORE) PTE., LTD. a Singapore corporation

CHEROKEE GROUP, INC., a Florida corporation(5)

TRANS-TEC SERVICES, INC., a Delaware Corporation

TRANS-TEC SERVICES (UK) Ltd., a United Kingdom Corporation

TRANS-TEC SERVICES (SINGAPORE) Pte. Ltd., a Singapore Corporation(6)

(1) Advance Petroleum, Inc., operates under the name "World Fuel Services, of FL.".
(2) These corporations collect and purchase used oil under the name "International Oil Service."
(3)      Inactive
(4) These corporations are subsidiaries of Resource Recovery of America, Inc.
(5)      These operations were discontinued by the Company in fiscal year
         1993.
(6)      This corporation is a subsidiary of Trans-Tec Services (UK) LTD.